FOR IMMEDIATE RELEASE McCORMICK REPORTS STRONG SECOND QUARTER PERFORMANCE AND REAFFIRMS 2025 OUTLOOK HUNT VALLEY, Md., June 26, 2025 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today reported financial results for the second quarter ended May 31, 2025 and reaffirmed fiscal 2025 outlook. • Net Sales increased 1% in the second quarter, driven by volume growth, and included a 1% unfavorable impact from currency. Organic sales growth of 2% was driven by volume. • Operating income was $246 million in the second quarter compared to $234 million in the year-ago period. Adjusted operating income was $259 million compared to $236 million in the year-ago period. • Earnings per share was $0.65 in the second quarter as compared to $0.68 in the year-ago period. Adjusted earnings per share was $0.69 and comparable to the year-ago period. • For fiscal year 2025, McCormick reaffirmed its net sales, adjusted operating profit, and adjusted earnings per share outlook, which reflects plans to mitigate current tariff impact. Chairman, President, and CEO's Remarks Brendan M. Foley, Chairman, President, and CEO, stated, “We are pleased with our strong results for the first half of the year, as we are managing in a dynamic environment. Our continued volume- driven performance and share gains across core categories reflect the success of our prioritized investments in the areas that are driving the greatest value and will sustain our momentum for the remainder of 2025 and beyond. “As consumer preferences evolve, we continue to execute on our proven strategies that are in alignment with consumer trends, with speed and agility to capture demand for flavor and value across all occasions and channels. Additionally, for this fiscal year, we are well positioned with our robust plans to mitigate current tariff related costs, fuel growth investments, and expand operating margins. We remain confident in the sustained trajectory of our business and in our ability to achieve our 2025 outlook as well as our long-term objectives, and to drive shareholder value.”

"Lastly, I want to extend my gratitude to McCormick employees around the globe; they continue to be the cornerstone of our success and achievements. I am constantly inspired and energized by their commitment and contributions. Importantly, we continue to prioritize elevating our power of people culture and building the next generation of leaders and capabilities to drive our continued success."

Second Quarter 2025 Results

Sales Metrics

	Second Quarter 2025			
	As Reported	Organic[(1)]		
	% Change	Volume/ Mix	Price	% Change
Total Net Sales	1.0 %	1.3 %	0.3 %	1.6 %
Total Consumer	2.9 %	3.3 %	(0.3)%	3.0 %
Americas	2.4 %	3.5 %	(0.7)%	2.8 %
EMEA	4.9 %	2.2 %	1.1 %	3.3 %
APAC	2.9 %	3.6 %	0.1 %	3.7 %
Total Flavor Solutions	(1.3)%	(1.0)%	1.0 %	0.0 %
Americas	(1.0)%	(1.0)%	2.4 %	1.4 %
EMEA	(4.7)%	(4.7)%	(2.3)%	(7.0)%
APAC	3.1 %	5.7 %	(2.3)%	3.4 %

(1) Organic sales growth is defined as the impact of volume/mix and price and excludes the impact of acquisitions or divestitures, as applicable, and foreign currency. For the second quarter of 2025, organic sales are equal to constant currency sales.

Profitability Metrics

($ in millions except per share data)

	Second Quarter 2025			
	As Reported		Adjusted	
	Q2 2025	vs. 2024	Q2 2025	vs. 2024
Gross profit	$ 622.8	0.5 %	$ 622.8	0.5 %
Gross profit margin	37.5 %	(20) bps	37.5 %	(20) bps
Operating income	$ 245.8	5.0 %	$ 258.6	9.7 %
Operating income margin	14.8 %	60 bps	15.6 %	120 bps
Net income	$ 175.0	(5.0)%	$ 184.8	(0.4)%
Earnings per share - diluted	$ 0.65	(4.4)%	$ 0.69	0.0 %

Second Quarter 2025 Results

Net sales increased 1% in the second quarter compared to the year-ago period and included a 1% unfavorable impact from currency. Organic sales increased 2%, driven by volume and product mix.

• Consumer segment net sales increased 3% from the second quarter of 2024 to $931 million, with minimal impact from currency. Organic sales increased 3%, driven by volume and product mix. • Flavor Solutions segment net sales decreased 1% from the second quarter of 2024 to $729 million, including a 1% unfavorable impact from currency. Organic sales were flat year-over- year, driven by a 1% increase from price offset by a 1% decrease in volume and product mix. Gross profit for the second quarter increased by $3 million from the comparable period in 2024. Gross profit margin contracted 20 basis points versus the second quarter of last year. This contraction was driven by costs to support increased capacity for future growth and higher commodity costs, partially offset by cost savings led by the Company's Comprehensive Continuous Improvement (CCI) program. Operating income was $246 million in the second quarter of 2025 compared to $234 million in the second quarter of 2024. Excluding special charges, adjusted operating income was $259 million compared to $236 million in the year-ago period. Adjusted operating income increased 10% from the year-ago period and included a 1% unfavorable impact from currency. In constant currency, adjusted operating income increased 11% from the year-ago period, due to decreased selling, general and administrative (SG&A) expenses driven by a shift in timing of stock-based compensation expense from the second quarter into the first quarter of 2025 and cost savings led by the CCI program, including SG&A streamlining initiatives, partially offset by lower gross margin, sustained brand marketing investments, and increased technology investments. • Consumer segment operating income, excluding special charges, increased 10% in the second quarter of 2025 compared to the year-ago period to $164 million, with minimal impact from currency. The increase was primarily driven by decreased SG&A expenses. • Flavor Solutions segment operating income, excluding special charges, grew 10% in the second quarter of 2025 compared to the year-ago period to $95 million, or 13% in constant currency, driven by product mix, pricing, and decreased SG&A expenses. Earnings per share was $0.65 in the second quarter of 2025 compared to $0.68 in the second quarter of 2024. Special charges lowered earnings per share by $0.04 per share and $0.01 per share in the second quarter of 2025 and 2024, respectively. Excluding the impact of special charges, adjusted earnings per share was $0.69 in the second quarter of 2025 and 2024. The comparable result was attributable to the impact of higher operating income and higher income from unconsolidated operations, offset primarily by a less favorable tax rate due to discrete tax items. Fiscal Year 2025 Financial Outlook McCormick's fiscal 2025 outlook continues to reflect the Company's prioritized investments in key categories to sustain strong volume trends and drive long-term profitable growth while appreciating the current uncertainty of the consumer and macro environment. The Company's CCI program is continuing to fuel growth investments while also driving operating margin expansion. The Company's fiscal 2025 outlook reflects plans to offset costs related to tariffs, which are currently in place and include a 10% tariff on all U.S. imported goods, an incremental 30% tariff on goods imported from China into the U.S. as well as reciprocal tariffs from other countries. Most of our U.S. imports from Mexico and Canada are currently compliant with the United States-Mexico-Canada Agreement. The Company's mitigating actions include: sourcing plans supported by advanced analytics, cost savings initiatives, and revenue growth management. Due to the ongoing uncertainty around potential new U.S. or retaliatory tariffs, the Company's outlook is based on tariffs currently in place and does not factor in any potential actions that may arise during the remainder of 2025. As Reported Constant Currency Expectations: Net sales growth 0% to 2% 1% to 3%(1) Drivers: • Total volume-led growth • Gradual improvement in China Consumer Operating income 2% to 4% Gross margin expansion impacted by increased commodity costs due to the global trade uncertainty and tariff costs, which we expect to mitigate. SG&A benefits from CCI, inclusive of streamlining initiatives, partially offset by growth investments, including brand marketing and digital. Anticipate $20 million in special charges primarily related to organizational and streamlining actions. Adjusted operating income 3% to 5% 4% to 6% Earnings per share (EPS) $2.98 to $3.03 2% to 4% Operating income growth, partially offset by: • Tax rate of 22% to 23% vs. 20.5% in 2024 • High-single digit year-over-year decline in income from unconsolidated operations due to U.S. dollar strengthening vs. Mexican peso partially offset by continued strength in McCormick de Mexico's underlying performance. Special charges expected to impact EPS by $0.05 in 2025. Adjusted EPS $3.03 to $3.08 3% to 5% 5% to 7% (1) Organic sales growth is defined as the impact of volume/mix and price and excludes the impact of acquisitions or divestitures, as applicable, and foreign currency, and is expected to be a 1% to 3% increase over the 2024 level. The Company expects foreign currency rates to unfavorably impact net sales by 1%, adjusted operating income by 1%, and adjusted earnings per share by 2%. For fiscal 2025, the Company expects strong cash flow driven by profit and working capital initiatives and anticipates returning a significant portion of cash flow to shareholders through dividends. Non-GAAP Financial Measures The following tables include financial measures of organic net sales, adjusted operating income, adjusted operating income margin, adjusted income tax expense, adjusted income tax rate, adjusted net income, and adjusted diluted earnings per share. These represent non-GAAP financial measures which are prepared as a complement to our financial results prepared in accordance with United

States generally accepted accounting principles. These financial measures exclude the impact, as applicable, of the following: Special charges - Special charges consist of expenses and income associated with certain actions undertaken by us to reduce fixed costs, simplify or improve processes, and improve our competitiveness. Included in special charges are transaction and integration costs. We believe that these non-GAAP financial measures are important. The exclusion of the items noted above provides additional information that enables enhanced comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP; however, they should not be viewed as a substitute for, or superior to, GAAP results. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, as they may calculate them differently than we do. We intend to continue providing these non-GAAP financial measures as part of our future earnings discussions, ensuring consistency in our financial reporting. A reconciliation of these non-GAAP financial measures to the related GAAP financial measures follows:

(in millions except per share data) Three Months Ended Six Months Ended 5/31/2025 5/31/2024 5/31/2025 5/31/2024 Operating income $ 245.8 $ 234.1 $ 471.0 $ 467.6 Impact of special charges 12.8 1.8 12.8 6.0 Adjusted operating income $ 258.6 $ 235.9 $ 483.8 $ 473.6 % increase versus year-ago period 9.7% 2.2 % Operating income margin (1) 14.8% 14.2% 14.4% 14.4 % Impact of special charges 0.8% 0.2% 0.4% 0.2 % Adjusted operating income margin (1) 15.6% 14.4% 14.8% 14.6 % Income tax expense $ 49.3 $ 26.2 $ 90.9 $ 75.8 Impact of special charges 3.0 0.4 3.0 1.5 Adjusted income tax expense $ 52.3 $ 26.6 $ 93.9 $ 77.3 Income tax rate (2) 24.1% 13.5% 23.2% 19.5 % Impact of special charges 0.0% 0.1% 0.0% 0.1 % Adjusted income tax rate (2) 24.1% 13.6% 23.2% 19.6 % Net income $ 175.0 $ 184.2 $ 337.3 $ 350.2 Impact of special charges 9.8 1.4 9.8 4.5 Adjusted net income $ 184.8 $ 185.6 $ 347.1 $ 354.7 % decrease versus year-ago period (0.4) % (2.1) % Earnings per share - diluted $ 0.65 $ 0.68 $ 1.25 $ 1.30 Impact of special charges 0.04 0.01 0.04 0.02 Adjusted earnings per share - diluted $ 0.69 $ 0.69 $ 1.29 $ 1.32 % change versus year-ago period 0.0% (2.3) % (1) Operating income margin, impact of special charges, and adjusted operating income margin are calculated as operating income, impact of special charges, and adjusted operating income as a percentage of net sales for each period presented. (2) Income tax rate is calculated as income tax expense as a percentage of income from consolidated operations before income taxes. Adjusted income tax rate is calculated as adjusted income tax expense as a percentage of income from consolidated operations before income taxes excluding special charges of $217.4 million and $195.4 million for the three months ended May 31, 2025 and 2024, respectively, and $403.9 million and $393.9 million for the six months ended May 31, 2025 and 2024, respectively. Because we are a multi-national company, we are subject to variability of our reported U.S. dollar results due to changes in foreign currency exchange rates. Those changes can be volatile. The exclusion of the effects of foreign currency exchange, or what we refer to as amounts expressed “on a constant currency basis,” is a non-GAAP measure. We believe that this non-GAAP measure provides additional information that enables enhanced comparison to prior periods excluding the translation effects of changes in rates of foreign currency exchange and provides additional insight into the underlying performance of our operations located outside of the U.S. It should be noted that our presentation herein of amounts and percentage changes on a constant currency basis does not exclude the impact of foreign currency transaction gains and losses (that is, the impact of transactions denominated in other than the local currency of any of our subsidiaries in their local currency reported results). We provide organic net sales growth rates for our consolidated net sales and segment net sales. We believe that organic net sales growth rates provide useful information to investors because they provide transparency to underlying performance in our net sales by excluding the effect that foreign currency exchange rate fluctuations, acquisitions, and divestitures, as applicable, have on year-to-year comparability. A reconciliation of these measures from reported net sales growth rates, the relevant GAAP measures, are included in the tables set forth below. Percentage changes in sales and adjusted operating income expressed on a constant currency basis are presented excluding the impact of foreign currency exchange. To present this information for historical periods, current period results for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the corresponding period of the comparative year, rather than at the actual average exchange rates in effect during the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the comparative year. Rates of constant currency and organic growth (decline) follow: Three Months Ended May 31, 2025 Percentage Change as Reported Impact of Foreign Currency Exchange Percentage Change on a Constant Currency and Organic Basis Total Net Sales 1.0% (0.6) % 1.6 % Total Consumer 2.9% (0.1) % 3.0 % Americas 2.4% (0.4) % 2.8 % EMEA 4.9% 1.6% 3.3 % APAC 2.9% (0.8) % 3.7 % Total Flavor Solutions (1.3) % (1.3) % 0.0 % Americas (1.0) % (2.4) % 1.4 % EMEA (4.7) % 2.3% (7.0) % APAC 3.1% (0.3) % 3.4%

Six Months Ended May 31, 2025 Percentage Change as Reported Impact of Foreign Currency Exchange Percentage Change on a Constant Currency and Organic Basis Total Net Sales 0.6% (1.2) % 1.8 % Total Consumer 1.3% (0.7) % 2.0 % Americas 1.0% (0.5) % 1.5 % EMEA 2.3% (1.2) % 3.5 % APAC 1.6% (1.6) % 3.2 % Total Flavor Solutions (0.3) % (1.9) % 1.6 % Americas (0.2) % (2.6) % 2.4 % EMEA (5.0) % 0.6% (5.6) % APAC 7.7% (1.4) % 9.1 % Three Months Ended May 31, 2025 Percentage Change as Reported Impact of Foreign Currency Exchange Percentage Change on Constant Currency Basis Adjusted operating income Consumer segment 9.6% (0.2) % 9.8 % Flavor Solutions segment 9.8% (3.1) % 12.9 % Total adjusted operating income 9.7% (1.3) % 11.0 % Six Months Ended May 31, 2025 Percentage Change as Reported Impact of Foreign Currency Exchange Percentage Change on Constant Currency Basis Adjusted operating income Consumer segment (4.7) % (0.6) % (4.1) % Flavor Solutions segment 17.2% (4.0) % 21.2 % Total adjusted operating income 2.2% (1.7) % 3.9 % To present the percentage change in projected 2025 net sales, adjusted operating income, and adjusted earnings per share (diluted) on a constant currency basis, the projected local currency net sales, adjusted operating income, and adjusted net income for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at forecasted exchange rates. These figures are then compared to the 2025 local currency projected results, which are translated into U.S. dollars at the average actual exchange rates in effect during the corresponding months of fiscal year 2024. This comparison determines what the 2025 consolidated U.S. dollar net sales, adjusted operating income, and adjusted earnings per share (diluted) would have been if the relevant currency exchange rates had not changed from those of the comparable 2024 periods. Projection for the Year Ending November 30, 2025 Percentage change in net sales 0% to 2% Impact of unfavorable foreign currency exchange 1 % Percentage change in net sales in constant currency 1% to 3% Percentage change in adjusted operating income 3% to 5% Impact of unfavorable foreign currency exchange 1 % Percentage change in adjusted operating income in constant currency 4% to 6% Percentage change in adjusted earnings per share — diluted 3% to 5% Impact of unfavorable foreign currency exchange 2 % Percentage change in adjusted earnings per share in constant currency — diluted 5% to 7% The following provides a reconciliation of our estimated earnings per share to adjusted earnings per share for 2025 and actual results for 2024: Year Ended 2025 Projection 11/30/24 Earnings per share - diluted $2.98 to $3.03 $ 2.92 Impact of special charges 0.05 0.03 Adjusted earnings per share - diluted $3.03 to $3.08 $ 2.95 Live Webcast As previously announced, McCormick will hold a conference call with analysts today at 8:00 a.m. ET. A live audio webcast of the call along with the accompanying presentation materials will be available on the McCormick website, ir.mccormick.com. Forward-Looking Information Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, gross margin, earnings, cost savings, special charges, including transaction and integration expenses, acquisitions, brand marketing support, volume and product mix, income tax expense, and the impact of foreign currency rates are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “believe,” “plan,” and similar expressions. These statements may relate to: general economic and industry conditions, including consumer spending rates, recessions, interest rates, and availability of capital; expectations regarding sales growth potential in various geographies and markets, including the impact of brand marketing support, product innovation, and customer, channel, category, heat platform, and e-commerce expansion; expected trends in net sales, earnings performance, and other financial measures; the expected impact of pricing actions on the Company's results of operations, including our sales volume and mix as well as gross margins; the expected impact of the inflationary cost environment on our business; the anticipated effects of factors affecting our supply chain, including the availability and prices of commodities and other supply chain resources such as raw materials, packaging, labor, and transportation; the potential impact of trade policies, including new tariffs; the expected impact of productivity improvements, including those associated with our Comprehensive Continuous Improvement (CCI) program and the Global Business Services operating model initiative; the ability to identify, attract, hire, retain, and develop qualified personnel and the next generation of leaders; the impact of ongoing conflicts, including those between Russia and Ukraine and the war in the Middle East, including the potential for broader economic disruption; expected working capital improvements; the anticipated timing and costs of implementing our business transformation initiative, which includes the implementation of a global enterprise resource planning (ERP) system; the expected impact of accounting pronouncements; expectations regarding pension and postretirement plan contributions and anticipated charges associated with those plans; the holding period and market risks associated with financial instruments; the impact of foreign exchange fluctuations; the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing; the anticipated sufficiency of future cash flows to enable payments of interest, repayment of short- and long-term debt, working capital needs, planned capital expenditures, quarterly dividends, and our ability to obtain additional short- and long-term financing or issue additional debt securities; and expectations regarding purchasing shares of McCormick's common stock under the existing repurchase authorization. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: the Company's ability to drive revenue growth; the Company's ability to increase pricing to offset, or partially offset, inflationary pressures on the cost of our products; damage to the Company's reputation or brand name; loss of brand relevance; increased private label use; the Company's ability to offset cost pressures or business impacts related to trade policies, including new tariffs; the Company's ability to drive productivity improvements, including those related to our CCI program and other streamlining actions; product quality, labeling, or safety concerns; negative publicity about our products; actions by, and the financial condition of, competitors and customers; the longevity of mutually beneficial relationships with our large customers; the ability to identify, interpret and react to changes in consumer preference and demand; business interruptions due to natural disasters, unexpected events or public health crises; issues affecting the Company's supply chain and procurement of raw materials, including fluctuations in the cost and availability of raw and packaging materials; labor shortage, turnover and labor cost increases; the impact of the ongoing conflicts between Russia and Ukraine and the war in the Middle East, including the potential for broader economic disruption; government regulation, and changes in legal and regulatory requirements and enforcement practices; the lack of successful acquisition and integration of new businesses; global economic and financial conditions generally, availability of financing, interest and inflation rates, and the imposition of tariffs, quotas, trade barriers and other similar restrictions; foreign currency fluctuations; the effects of our amount of outstanding indebtedness and related level of debt service as well as the effects that such debt service may have on the Company's ability to borrow or the cost of any such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions; impairments of indefinite-lived intangible assets; assumptions we have made regarding the investment return on retirement plan assets, and the costs associated with pension obligations; the stability of credit and capital markets; risks associated with the Company's information technology systems, including the threat of data breaches and cyber-attacks; the Company's inability to successfully implement our business transformation initiative; fundamental changes in tax laws; including interpretations and assumptions we have made, and guidance that may be issued, and volatility in our effective tax rate; climate change; Environmental, Social and Governance (ESG) matters; infringement of intellectual property rights, and those of customers; litigation, legal and administrative proceedings; the Company's inability to achieve expected and/or needed cost savings or margin improvements; negative employee relations; and other risks described in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. About McCormick McCormick & Company, Incorporated is a global leader in flavor. With over $6.7 billion in annual sales across 150 countries and territories, we manufacture, market, and distribute herbs, spices, seasonings, condiments and flavors to the entire food and beverage industry including retailers, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane, Gourmet Garden, FONA and Giotti. The breadth and reach of our portfolio uniquely position us to capitalize on the consumer demand for flavor in every sip and bite, through our products and our customers' products. We operate in two segments, Consumer and Flavor Solutions, which complement each other and reinforce our differentiation. The scale, insights, and technology that we leverage from both segments are meaningful in driving sustainable growth. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable, and delicious go hand in hand. To learn more, visit: www.mccormickcorporation.com or follow McCormick & Company on Instagram and LinkedIn. # # # For information contact: Investor Relations: Faten Freiha - faten_freiha@mccormick.com Global Communications: Lori Robinson - lori_robinson@mccormick.com

(Financial tables follow) Second Quarter Report McCormick & Company, Incorporated Consolidated Income Statement (Unaudited) (In millions except per-share data) Three months ended Six months ended May 31, 2025 May 31, 2024 May 31, 2025 May 31, 2024 Net sales $ 1,659.5 $ 1,643.2 $ 3,265.0 $ 3,245.9 Cost of goods sold 1,036.7 1,023.6 2,038.2 2,027.0 Gross profit 622.8 619.6 1,226.8 1,218.9 Gross profit margin 37.5% 37.7% 37.6% 37.6 % Selling, general and administrative expense 364.2 383.7 743.0 745.3 Special charges 12.8 1.8 12.8 6.0 Operating income 245.8 234.1 471.0 467.6 Interest expense 51.0 52.9 99.5 103.2 Other income,net 9.8 12.4 19.6 23.5 Income from consolidated operations before income taxes 204.6 193.6 391.1 387.9 Income tax expense 49.3 26.2 90.9 75.8 Net income from consolidated operations 155.3 167.4 300.2 312.1 Income from unconsolidated operations 19.7 16.8 37.1 38.1 Net income $ 175.0 $ 184.2 $ 337.3 $ 350.2 Earnings per share – basic $ 0.65 $ 0.69 $ 1.26 $ 1.30 Earnings per share – diluted $ 0.65 $ 0.68 $ 1.25 $ 1.30 Average shares outstanding – basic 268.6 268.6 268.5 $ 268.5 Average shares outstanding – diluted 269.4 269.7 269.5 269.7

Second Quarter Report McCormick & Company, Incorporated Consolidated Balance Sheet (Unaudited) (In millions) May 31, 2025 November 30, 2024 Assets Cash and cash equivalents $ 124.1 $ 186.1 Trade accounts receivable, net 584.5 587.4 Inventories 1,307.5 1,239.9 Prepaid expenses and other current assets 150.2 125.6 Total current assets 2,166.3 2,139.0 Property, plant and equipment, net 1,417.2 1,413.0 Goodwill 5,291.5 5,227.5 Intangible assets, net 3,308.8 3,318.9 Other long-term assets 1,006.6 971.9 Total assets $ 13,190.4 $ 13,070.3 Liabilities Short-term borrowings and current portion of long-term debt $ 1,355.6 $ 748.3 Trade accounts payable 1,177.9 1,238.1 Other accrued liabilities 652.2 896.4 Total current liabilities 3,185.7 2,882.8 Long-term debt 3,099.3 3,593.6 Deferred taxes 823.0 840.5 Other long-term liabilities 452.0 436.6 Total liabilities 7,560.0 7,753.5 Shareholders’ equity Common stock 2,263.6 2,237.2 Retained earnings 3,739.0 3,545.0 Accumulated other comprehensive loss (401.2) (491.2) Total McCormick shareholders' equity 5,601.4 5,291.0 Non-controlling interests 29.0 25.8 Total shareholders’ equity 5,630.4 5,316.8 Total liabilities and shareholders’ equity $ 13,190.4 $ 13,070.3

Second Quarter Report McCormick & Company, Incorporated Consolidated Cash Flow Statement (Unaudited) (In millions) Six Months Ended May 31, 2025 May 31, 2024 Operating activities Net income $ 337.3 $ 350.2 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 110.9 102.9 Stock-based compensation 29.6 31.1 Deferred income tax expense (benefit) (12.1) (27.8) Income from unconsolidated operations (37.1) (38.1) Changes in operating assets and liabilities (net of effect of business acquired) Trade accounts receivable 23.2 (13.6) Inventories (19.1) (28.9) Trade accounts payable (74.5) 90.7 Other assets and liabilities (219.4) (209.2) Dividends from unconsolidated affiliates 22.6 44.2 Net cash flow provided by operating activities 161.4 301.5 Investing activities Acquisition of business (19.8) — Capital expenditures (including software) (85.4) (130.3) Other investing activities — 0.2 Net cash flow used in investing activities (105.2) (130.1) Financing activities Short-term borrowings, net 116.0 80.3 Long-term debt borrowings 0.9 — Long-term debt repayments (13.6) (28.0) Proceeds from exercised stock options 13.3 10.4 Taxes withheld and paid on employee stock awards (12.6) (8.9) Common stock acquired by purchase (26.5) (4.5) Dividends paid (241.5) (225.5) Other financing activities 21.1 4.0 Net cash flow used in financing activities (142.9) (172.2) Effect of exchange rate changes on cash and cash equivalents 24.7 0.5 Decrease in cash and cash equivalents (62.0) (0.3) Cash and cash equivalents at beginning of period 186.1 166.6 Cash and cash equivalents at end of period $ 124.1 $ 166.3